                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

           -----------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 29, 2003
         --------------------------------------------------------------

                              HANOVER DIRECT, INC.
          -------------------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                     1-12082
                       ----------------------------------
                            (COMMISSION FILE NUMBER)

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
             DELAWARE                                         13-0853260
-----------------------------------                     ----------------------
   (STATE OR OTHER JURISDICTION                            (I.R.S. EMPLOYER
         OF INCORPORATION)                              IDENTIFICATION NUMBER)

          115 RIVER ROAD
       EDGEWATER, NEW JERSEY                                     07020
-----------------------------------                         --------------
       (ADDRESS OF PRINCIPAL                                  (ZIP CODE)
        EXECUTIVE OFFICES)
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       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (201) 863-7300


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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 5.  OTHER EVENTS.

      By letter dated September 2, 2003, Hanover Direct, Inc. (the "Company") advised Chelsey Direct, LLC ("Chelsey") that a Voting Trigger (as defined in the Certificate of Designations, Powers, Preferences and Rights (the "Certificate of Designations") of the Series B Participating Preferred Stock (the "Series B Preferred Stock") of the Company had occurred due to the failure by the Company to redeem any shares of Series B Preferred Stock on or prior to August 31, 2003. As a result, the holder or holders of the Series B Preferred Stock had the exclusive right, voting separately as a class and by taking such actions as are set forth in Section 7(b) of the Certificate of Designations, to elect two directors of the Company (the "Director Right"). On September 16, 2003, Chelsey exercised the Director Right and elected Martin L. Edelman and Wayne P. Garten to the Company's Board of Directors. Messrs. Edelman and Garten returned certain related paperwork to the Company on September 29, 2003, upon which they effectively joined the Board.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits:

99.1 Press Release, dated October 1, 2003, Announcing the Addition of Martin L. Edelman and Wayne P. Garten to Hanover Direct's Board of Directors
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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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
                                   HANOVER DIRECT, INC.
                                   ---------------------------------------------
                                                   (Registrant)

October 1, 2003                    By:       /s/ Brian C. Harriss
                                   ---------------------------------------------
                                   Name:  Brian C. Harriss
                                   Title: Executive Vice President
                                          Human Resources & Legal
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